                                   EXHIBIT 10.24.1

                             PURCHASE AND SALE AGREEMENT


    This Purchase and Sale Agreement (the "Agreement") is entered into as of December 13, 1996, by and between Lithia Real Estate, Inc., an Oregon corporation ("Buyer"), and Lithia Properties, L.L.C. ("Seller").

    In consideration of the mutual promises set forth herein, Buyer hereby agrees to purchase from Seller, and Seller hereby agrees to sell to Buyer, that certain real properties located in Medford, Oregon, together with all structures and improvements located thereon (collectively, the "Property"), more particularly described in EXHIBIT A attached hereto and incorporated herein by reference, on the following terms and conditions:

1.  PURCHASE PRICE; PAYMENT

    1.1 PURCHASE PRICE. The purchase price for the Property shall be an amount equal to the cost to the Seller of acquiring, holding and improving the Property, including, without limitation, the purchase price and closing costs of acquisition, property taxes and other assessments, if any, paid from the date of such acquisition to the Closing Date, all interest and fees paid in connection with indebtedness incurred to purchase or improve the Property, interest on equity investment in the Property at the rate per annum applicable to the indebtedness, if any, incurred to acquire the Property and secured thereby, and such expenses incurred in any environmental audits and architectural review, planning or design, and all costs incurred and actually paid for construction and other improvements on the Property as of the Closing Date, such amount to be determined on a preliminary basis on or before the Closing Date, with final determination, after such adjustments as may be necessary to account for undetermined pro rations of taxes or other assessments and amounts payable under contracts being performed as of the Closing Date, to be made within 30 days after the Closing Date.

    1.2  PAYMENT.

         1.2.1 ASSUMPTION OF EXISTING DEBT. Buyer shall assume the amounts outstanding on the indebtedness described in EXHIBIT B hereto, which indebtedness Buyer shall assume as of the Closing Date.

         1.2.2 CASH PAYMENT. The remainder of the Purchase Price shall be paid in cash at Closing.

2.  CLOSING.

    2.1 CLOSING DATE. This transaction shall close on or before January 2, 1997 (the "Closing Date"), or at such other time as the parties hereto may agree. Closing shall take place at Seller's office at 360 E. Jackson Street, Medford, Oregon. No third party escrow will be established.

    2.2 DELIVERY OF DOCUMENTS AT CLOSING. At Closing, Seller shall deliver to Buyer the following documents:

         2.2.1 DEED. A warranty deed, duly executed and acknowledged in recordable form by Seller, conveying fee title to the Property to Buyer subject only to such encumbrances as may have been disclosed in writing to Buyer, and other matters that may be approved in writing by Buyer.

         2.2.2 NON-FOREIGN CERTIFICATION. The Seller represents and warrants that it is not a "foreign person" as defined in IRC Section 1445. The Seller will, upon request of Buyer, give an affidavit to the Buyer to this effect in the form required by the Internal Revenue Code and related regulations.

         2.2.3 PROOF OF AUTHORITY. Such proof of Seller's authority and authorization to enter into this Agreement and consummate the transaction contemplated by it, and such proof of the power and authority of the persons executing and/or delivering any instrument, documents, or certificates on behalf of Seller to act for and bind Seller, as may be reasonably required by Buyer.

    2.3 CONTRACTUAL RIGHTS AND OBLIGATIONS. On or prior to Closing, Seller shall assign all of Seller's rights under the contracts set forth in EXHIBIT C hereto. Seller shall delegate, and Buyer shall assume all of Seller's obligations under such contracts, which obligations have not been performed or waived by the other party or parties thereto as of the Closing Date.

3. CONDITIONS OF CLOSING. Buyer's obligations under this Agreement are conditioned upon satisfaction of the following conditions:

    3.1 COMPLETION PUBLIC OFFERING. Buyer shall have completed the public offering of its securities as contemplated by the registration statement on Form S-1 as filed with the Securities and Exchange Commission on October 15, 1996.

    3.2 DELIVERY OF CLOSING DOCUMENTS. Seller shall have delivered to Buyer the documents set forth in Section 2.2.

    3.3 SELLER'S REPRESENTATIONS AND WARRANTIES. All of Seller's representations and warranties made herein are true and accurate as of the Closing Date as if such representations and warranties had been made on and as of the Closing Date.

    3.4 ASSIGNMENT OF CONTRACTS. Seller shall have assigned to Buyer all of Seller's rights, and Buyer shall have assumed all obligations of Seller, under all contracts relating to the Property, including without limitation, contracts for construction of improvements on the Property.

    3.5 WAIVER OF CONDITIONS. The conditions set forth in this Section 4 are solely for the benefit of Buyer and may be waived only by Buyer. Buyer shall at all times have the right to waive any condition. Such waiver or waivers shall be in writing and delivered to Seller. The waiver by Buyer of any condition shall not relieve Seller of any liability or obligation with respect to any representation, warranty, covenant, or agreement of Seller.

4. SELLER'S REPRESENTATIONS AND WARRANTIES. In addition to any express agreements of Seller contained in this Agreement, Seller represents and warrants to Buyer the following:

    4.1 SELLER'S AUTHORITY. Seller has the legal power, right, and authority to enter into this Agreement and the instruments referred to here and to consummate the transactions contemplated herein.

    4.2  REAL ESTATE AND LEGAL MATTERS

         4.2.1 Except as disclosed to Buyer in writing, there is no litigation, claim, or arbitration, pending or threatened, with regard to the Property or its operation. No attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization, or other proceedings are pending or, to the best of Seller's knowledge, threatened against Seller, nor are any such proceedings contemplated by Seller.

         4.2.2 Except as disclosed by Seller in writing to Buyer, Seller is the legal and beneficial fee simple titleholder of the Property. There shall be no change in the ownership or control of Seller from the date of this Agreement until the Closing Date.

         4.2.3 Seller has not entered into any other contracts for the sale of the Property, and there are no rights of first refusal or options to purchase the Property. Seller has not sold, transferred, conveyed, or entered into any agreement regarding "air rights" or other development rights or restrictions relating to the Property.

         4.2.4 ENVIRONMENTAL COMPLIANCE. To the best of Seller's knowledge, except as set forth in environmental audits, copies of which have previously been provided to Buyer, and summaries of which are attached hereto as EXHIBIT D, the Property, including without limitation, all groundwater, is free of Hazardous Substances (as defined herein) and is in compliance with applicable state and federal environmental standards and requirements affecting it. Seller has not received any notices of violation or advisory action by regulatory agencies regarding environmental control matters or permit compliance with respect to the Property. Seller has not transferred hazardous waste from the Property to another location that is not in compliance with applicable environmental laws, regulations, or permit requirements. No other person has transferred hazardous waste from the Property to another location that is not in compliance with applicable environmental laws, regulations, or permit requirements. There are no proceedings, governmental administrative actions, or judicial proceedings pending or contemplated under any federal, state, or local laws regulating the discharge of hazardous or toxic materials or substances into the environment. Seller has not, during its ownership of the Property, stored, produced, or disposed of any hazardous substance, including asbestos, on the Property. Seller shall indemnify, defend (with counsel selected by Buyer) and hold Buyer harmless from any claims, judgments, damages penalties, fines, costs, liabilities (including sums paid in settlements of claims) or loss which arise during or after the Closing Date as a result of the inaccuracy of the representations and warranties contained in this Section, or the presence or suspected presence of any Hazardous Substances existing on the Property as of the Closing Date. As used herein, the term "Hazardous Substance" means any substance, material or waste, including oil or petroleum products or their derivatives, solvents, PCB's, explosive substances, asbestos, radioactive materials or waste, and any other toxic, ignitable, reactive, corrosive, contamination or pollution materials which are now or in the future subject to any governmental regulation.

5. DAMAGE OR DESTRUCTION. Until close of this Agreement, the risk of loss shall be retained by Seller. Seller shall keep the property fully insured up to and through the Closing Date. In the event that the Property shall be damaged or another casualty occur prior to the Closing Date in an amount not more than ten percent (10%) of the total purchase price, Seller shall be obligated to repair the same before the Closing Date. If the damage exceeds 10% of the purchase price, or if the damage is not repaired prior to the Closing Date, Buyer may terminate this Agreement. If Buyer elects to proceed with closing despite any damage, Buyer, at Buyer's option, shall be entitled to a reduction in the purchase price equal to the amount of damage to the Property or Buyer may purchase the Property for the purchase price and Seller shall assign any and all rights it may have to any insurance proceeds paid as a result of damage to the Property.

6. BROKER. Buyer and Seller represent and warrant to each other that no broker or finder has been engaged by it in connection with any of the transactions contemplated by this Agreement and Seller and Buyer each agree to indemnify and hold each other harmless from and against the claims of any and all brokers or other intermediaries claiming to have had any dealings, negotiations or consultations with the indemnifying party in connection with this Agreement or the sale of the Property.

7.  REMEDIES.

    7.1 DEFAULT BY SELLER. If this transaction does not close due to any default by Seller, Buyer shall be entitled to all of its out-of-pocket expenses incurred in connection with the transaction, and shall have the right to pursue any other remedy available to it at law or equity, including the specific performance of this Agreement.

    7.2 DEFAULT BY BUYER. If the conditions to Buyer's obligation to close this transaction are satisfied or waived by Buyer and Buyer nevertheless fails, through no fault of Seller, to close this transaction, Seller shall have the right to pursue any other remedy available to it at law or in equity, including the specific performance of this Agreement or any action for damages.

8. ASSIGNMENT. Buyer shall have the right to assign its rights and obligations under this Agreement, upon giving prior written notice to Seller, to any person or entity so long as the assignee expressly assumes the obligations of Buyer and the assignee demonstrates to Seller's reasonable satisfaction that it has the financial ability to perform, except that such demonstration is not required for any subsidiary or affiliate of Buyer.

9. NOTICES. All notices or other communications required to be given by either party shall be in writing and shall be hand delivered or sent by a nationally recognized overnight courier service, or U.S. Certified Mail, postage prepaid, and shall be deemed when hand delivered or when delivered by such courier service, or 3 days after deposited in the U.S. Mail, addressed as follows:

To Seller:    Lithia Properties, L.L.C.
              360 E. Jackson St.
              Medford, Oregon  97501

To Buyer:     Lithia Real Estate, Inc.
              360 E. Jackson St.
              Medford, Oregon  97501

10. MISCELLANEOUS

    10.1 COUNTERPARTS. A copy of this Agreement may be executed by each party separately, and when each party has executed a copy thereof, such copies taken together shall be deemed to be a full and complete agreement between the parties.

    10.2 PARTIAL INVALIDITY. If any term or provision of this Agreement or the application to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

    10.3 WAIVERS. No waiver of any breach of any covenant or provision contained herein shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act.

    10.4 SURVIVAL OF REPRESENTATIONS. The covenants, agreements, representations, and warranties contained in this Agreement shall survive closing and shall not merge into the deed and the recordation of it in the official records.

    10.5 SUCCESSORS AND ASSIGNS. This Agreement shall be binding on and shall inure to the benefit of the permitted successors and assigns of the parties to it.

    10.6 ATTORNEY FEES. If a party to this Agreement brings any action or suit against another party to this Agreement by reason of any breach of any of the covenants, agreements, or provisions on the part of the other party arising out of this Agreement, the prevailing party in such action or suit shall be entitled to recover from the other party all costs and expenses of the action or suit, including actual attorney fees, at trial and on appeal, and in any bankruptcy proceeding.

    10.7 ENTIRE AGREEMENT. This Agreement (including any exhibits attached to it) is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter of the Agreement and supersedes all prior understandings with respect to it. This Agreement may not be modified, changed, supplemented, or terminated, nor may any obligations under it be waived, except by written instrument signed by the party to be charged or by its agent duly authorized in writing or as otherwise expressly permitted here. The parties do not intend to confer any benefit on any person, firm, or corporation other than the parties hereto.

    10.8 TIME OF ESSENCE. Seller and Buyer hereby acknowledge and agree that time is strictly of the essence with respect to each and every term, condition, obligation, and provision.

    10.9 CONSTRUCTION. Headings at the beginning of each paragraph and subparagraph are solely for the convenience of the parties and are not a part of this Agreement. Whenever required by the context of this Agreement, the singular shall include the plural, and the masculine shall include the feminine, and vice versa. This Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared it. Unless otherwise indicated, all references to paragraphs and subparagraphs are to this Agreement. All exhibits referred to in this Agreement are attached and incorporated by this reference. Unless otherwise specified, in computing any period of time described in this Agreement, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless the last day is a Saturday, Sunday, or legal holiday, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday nor legal holiday. The last day of any period of time described herein shall be deemed to end at 5:00 p.m. Medford, Oregon time.

    10.10 GOVERNING LAW. The parties expressly agree that this Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the laws of the state of Oregon.

    10.11 STATUTORY LAND USE DISCLAIMER. THE PROPERTY DESCRIBED IN THIS INSTRUMENT MAY NOT BE WITHIN A FIRE PROTECTION DISTRICT PROTECTING STRUCTURES. THE PROPERTY IS SUBJECT TO LAND USE LAWS AND REGULATIONS, WHICH, IN FARM OR FOREST ZONES, MAY NOT AUTHORIZE CONSTRUCTION OR SITING OF A RESIDENCE AND WHICH LIMIT LAWSUITS AGAINST FARMING OR FOREST

PRACTICES AS DEFINED IN ORS 30.930 IN ALL ZONES. BEFORE SIGNING OR ACCEPTING THIS INSTRUMENT, THE PERSON ACQUIRING FEE TITLE TO THE PROPERTY SHOULD CHECK WITH THE APPROPRIATE CITY OR COUNTY PLANNING DEPARTMENT TO VERIFY APPROVED USES AND EXISTENCE OF FIRE PROTECTION FOR STRUCTURES.


    BUYER:                   LITHIA REAL ESTATE, INC.,
                             an Oregon corporation



                             By:  /s/ Sidney B. DeBoer
                                ----------------------------------------------
                             Its:  President
                                 ---------------------------------------------


    SELLER:                  LITHIA PROPERTIES, L.L.C.



                             By:  /s/ Sidney B. DeBoer
                                ----------------------------------------------
                             Its:
                                 ---------------------------------------------

                                      EXHIBIT  A

1. Real Property located in Medford, Oregon, having the following legal description:

              [MCANDREWS AND RIVERSIDE PROPERTY DESCRIPTION]

    TAX LOT 301

    TRACT A
    Commencing at the north-northeast corner of Donation Land Claim No 42, in Township 37 South, Range 1 West of the Willamette Meridian in Jackson County, Oregon, thence along the east boundary of said Claim No. 42, South ODEG. 07'55" East, 30.00 feet to the northeast corner of Lot 1, in Block 1 of RIVERSIDE SUBDIVISION OF WEST'S ADDITION to the City of Medford, Jackson County, Oregon, according to the official plat thereof now of record, for the true point of beginning; thence continue along the east boundary of said Claim No. 42 (also being the east boundary of said Lot 1), South 00DEG. 07'55" East 328.27 feet; thence West 112.00 feet; thence South
    270.455 feet to intersect the Southwesterly boundary of said Lot 1; thence along the southwesterly boundary of said Lot 1, North 37DEG. 07'20" West
    283.87 feet to the most easterly corner of Lot 7 of sid Block 1; thence, along the northeasterly boundary of said Lot 7, North 23DEG. 41'20" West,
    54.45 feet to the most-northerly corner of the tract described in Volume 385, Page 160 of the Deed Records of said County; thence, along the Northwesterly boundary of said tract, South 66DEG. 18'40" West 140.00 feet to the most-westerly corner thereof; thence, along the northeasterly right-of-way line of North Riverside Avenue, North 23DEG. 41'20" West
    248.79 feet to the mort-westerly corner of tract described in Volume 420, Page 299, said Deed Records; thence, along the northwesterly boundary of said tract, North 66DEG. 18'40" East 72.60 feet to the most-northerly corner thereof; thence, along the northeasterly boundary of said tract, South 23DEG. 41'20" East 3.50 feet to the most-easterly corner thereof; thence, along the northwesterly boundary of Lot 4 of said Block 1, North 66DEG. 18'40" East 165.68 feet to the northeasterly corner thereof; thence, along the westerly boundary of said Lot 1, North 2DEG. 29'35" East 59.19 feet to the northwesterly corner thereof; thence, along the north boundary of said Lot 1, South 89DEG. 52' East 310.42 feet to the true point of beginning.

    TAX LOT 300

    TRACT B
    Commencing at the north-northeast corner of Donation Land Claim 42 in Township 37 South, Range 1 West of the Willamette Meridian in Jackson County, Oregon; thence along the east boundary of said Claim No. 42, (also being to and along the east boundary of Lot 1 in Block 1 of RIVERSIDE SUBDIVISION OF WEST'S ADDITION to the City of Medford, Jackson County, Oregon, according to the official plat thereof, now of record), South 0DEG. 07'55" East 358.27 feet to the true point of beginning; thence West 112.00 feet; thence South 270.455 feet to intersect the southwesterly boundary of said Lot 1; thence along the southwesterly boundary of said Lot 1, South 37DEG. 07'20" East 127.35 feet to the southwesterly corner thereof; thence East 36.00 feet to the southeasterly corner of said Lot 1; thence, along the east boundary of said Donation Land Claim No. 42 (also being the east boundary of said Lot 1), North 0DEG. 07'55" West 372.00 feet to the true point of beginning. EXCEPTING THEREFROM the following: that portion that lies within the boundaries of tract described in Volume 430 Page 476 of the Deed records of Jackson County, Oregon.

    TAX LOTS 400/500/600 & 700

    Beginning at a 5/8" iron pin located at the most-northerly corner of Lot 8 in Block 1 of RIVERSIDE SUBDIVISION OF WEST'S ADDITION in the City of Medford in Jackson

    County, Oregon, according to the official plat thereof, now of record; thence, along the southwesterly boundary of Lot 1 in said Block 1, South 37DEG. 07'20" East 256.82 feet to the most-easterly corner of Lot 10 in said Block 1; thence, along the southwesterly boundary of Lot 1 in said Clock 1, South 37DEG. 07'20" East 256.82 feet to the most-easterly corner of Lot 10 in said Block 1; thence, along the southeasterly boundary of said Lot 10, South 66DEG. 18'20" West 164.67 feet to the most-easterly of tract described in Volume 390 page 339 of the Deed Records, said County and State; thence North 23DEG. 41'30" West 6.50 feet to the most-northerly corner of said tract; thence South 66DEG. 18'30" West 35.00 feet to the most-westerly corner of said tract; thence, along the northeasterly right-of-way line of North Riverside Avenue, North 23DEG. 41'20" West
    297.74 feet to a 5/8" iron pin located at the most-westerly corner of tract described in Volume 385 Deeds page 160; thence North 66DEG. 18'40" East (Record North 66DEG. 18'30" East), 140.00 feet to a 3/4" steel tube located at the most-northerly corner of said tract; thence, along the southwesterly boundary of Lot 1 in said Block 1, South 23DEG. 41'20" East 54.45 feet to the point of beginning.

2. Real Property located in Medford, Oregon, having the following legal description:

              [BULLOCK ROAD PROPERTY DESCRIPTION]

    Commencing at the Southwest corner of Donation Land Claim No. 38, Township 37 South, Range 1 West, Willamette Meridian, Jackson County, Oregon; thence along the West line of said Donation Land Claim line and the centerline of Biddle Road (County Road) North 00DEG. 12' 00" East, 1174.36 feet; thence South 89DEG. 48' 00" East, 40.00 feet to a 3/4 inch iron pipe; thence South 89DEG. 54" 09" East, 339.50 feet to a 5/8 inch iron pin; thence North 00DEG. 12' 00" East, 53.24 feet; thence South 89DEG. 54' 09" East,
    483.33 feet, for the true point of beginning; thence South 00DEG. 05' 51" West, 15.0 feet to intersect the centerline of a 30.0 foot drainage canal easement at a point of curve; thence along said centerline along the arc of a 100.0 foot radius curve to the right (the long chord to which bears South 44DEG. 55' 00" East, 141.37 feet) a distance of 157.03 feet to a point of tangent; thence South 00DEG. 04' 10" West, 340.84 feet to a point of curve; thence along the arc of a 100.0 foot radius curve to the left (the long chord to which bears South 44DEG. 49" 25" East, 141.16 feet) a distance of 156.71 feet to a point of tangent on the North right of way line of relocated Medco Haul Road (Private Road); thence South 89DEG. 43' 00" East, along said North right of way line, 42.59 feet; thence North 88DEG. 37' 52" East along said right of way line, 177.31 feet to a 5/8 inch iron rod on the Westerly right of way line of Bullock Road; thence along said right of way line, the following courses: North 11DEG. 53' 57" East 109.49 feet; North 19DEG. 29' 38" East 151.29 feet; North 11DEG. 53' 57" East 308.03 feet (record North 11DEG. 53' 00" East) to a 5/8 inch iron pin; thence leaving said right of way line North 89DEG. 54' 09" West
    555.32 feet to the true point of beginning, EXCEPTING THEREFROM THE
    FOLLOWING:

    Commencing at the Southwest corner of Donation Land Claim No. 38, Township 37 South, Range 1 West, Willamette Meridian, Jackson County, Oregon; thence along the West line of said Donation Land Claim and the centerline of Biddle Road (County Road) North 00DEG. 12' 00" East, 1174.36 feet; thence South 89DEG. 48' 00" East, 40.00 feet to a 3/4 inch iron pipe; thence South 89DEG. 54' 09" East, 339.50 feet to a 5/8 inch iron pin; thence North 00DEG. 12' 00" East, 53.24 feet; thence South 89DEG. 54' 09" East,
    483.33 feet; thence continuing South 89DEG. 54' 09" East, 555.32 feet to a 5/8" iron pin on the Westerly right-of-way of Bullock Road, being the POINT OF BEGINNING; thence along said Westerly right-of-way the following courses and distances; thence South 11DEG. 53' 57" West, 308.03 feet; thence South 19DEG. 29" 38" West, 37.83 feet; thence North 11DEG. 53' 57" East, 344.49 feet to the north line of a parcel described in Instrument No. 96-13927, Official Records, Jackson County, Oregon; thence along said north line, South 89DEG. 54' 09" East, 5.11 feet to the Point of Beginning.

                                      EXHIBIT  B


                      Description of Indebtedness to be assumed



1. Outstanding balance as of January 2, 1997, of Promissory Note, dated June 16, 1995, between Lithia Properties, L.L.C. (Borrower) and Western Bank (Lender), in the principal amount of $600,000, bearing an initial rate of
    10.625 percent per annum, and having a final maturity on June 16, 2000. Loan No. 9001.

                                      EXHIBIT  C



1. Building Construction, Remodeling and Repair Contract, dated August 8, 1996, between Lithia Properties, L.L.C. and Mark DeBoer Construction, Inc. relating to improvements on the real property located at 2665 Bullock Road, Medford, Oregon.

                                      EXHIBIT  D



    The following is a summary of items set forth in the Phase I ESA, dated February 19, 1996, performed by Cascade Earth Sciences, Ltd. relating to the real property located at 2665 Bullock Rd., Medford, Oregon:

    Two underground storage tank facilities (Texaco and Unocal) located approximately 1/8 of a mile southeast of the Site and another facility (Pape' Bros. Inc.) is located approximately 1/8 of a mile west of the Site. The Texaco and Unocal stations could pose as an environmental impact to the Site due to these stations being located up gradient and being approximately 1/8 of a mile from the Site. The Texaco station has had known releases that have impacted soil and groundwater. The Pape' Bros. facility is considered to pose a low potential for environmental impact due to being located downgradient of the Site.

    Recommendation: The PESA did not identify any significant environmental risks to the Site due to previous activities on the property, and no further investigation is warranted. The PESA did identify off-site sources that could impact groundwater on the Site. If off-site risks are a concern, CES recommends installation and sampling of two temporary monitoring wells in the southeast corner of the Site.

    The following is a summary of items set forth in the Phase II Environmental Site Assessment report, dated May 2, 1995, performed by Cascade Earth Sciences, Ltd. relating to the real property located at McAndrews Rd. and Riverside
Avenue:

    Based on previously submitted reports by Kleinfelder, interviews with former Site owners and neighbors, and a review of historical aerial photographs, the only business that has operated on the Site was a concrete manufacturing business... from the early 1900's to the mid 1970's. The site has been vacant since that business left. Substantial fill was added to the Site over this time.

    There is no evidence of any existing underground storage tanks on the Site. At least one petroleum underground storage tank was formerly located in the northwest corner of the Site. However, there were no tanks or drums detected by the geophysical survey or discovered during the excavation of test pits. It is reasonable to conclude that tanks formerly located on the Site have been removed, though there was no record on file at DEQ which acknowledged the existence of these tank(s). It is also reasonable to conclude, based on the geophysical survey and the absence of drums in test pits, that significant quantities of hazardous chemicals or hazardous wastes have not been disposed on the Site.

    The Site has been impacted by petroleum contamination. Based on observations and analytical results from test pits and soil borings in the vicinity of the former on-site fuel tank. [sic] Petroleum staining and a strong gasoline odor were observed in one test pit at the location of the former on-site fuel tank. The full extent of this soil contamination and potential groundwater contamination is not known. It is not possible, based on this investigation, to determine if this contamination has impacted the adjacent La Via property.

    Test pits, soil borings and monitoring wells constructed along the north property boundary indicate that the Site has been impacted from at least one off-site source of petroleum contamination. Petroleum contamination above current soil standards, including 2500 ppm diesel fuel and 140 ppm gasoline, was detected in areas that appear to be downgradient from the La Via property. Gasoline contamination in soils and groundwater on the La Via property had been analyzed for diesel fuel, and therefore it is not possible to conclude that the diesel fuel is from an off-site source. However, based on one interview, both gasoline and diesel fuel were previously stored in a tank formerly located on the La Via property.

    When the two areas of contamination described above are combined, there is an estimated 20,000 to 30,000 square feet of the Site that is potentially impacted. The impacted soil is buried beneath 8 to 15 feet of non-contaminated soil.

    Petroleum contamination was not observed or detected in soil and water samples collected from test pits, soil borings and monitoring wells constructed along the west property boundary. This indicates that service stations formerly located west of Riverside Avenue have not impacted the Site. The subsurface storm and sewer lines do not appear to be avenues of contaminant migration from these potential off-site sources.

    The groundwater on the Site does not appear to be extensively impacted. Groundwater samples were collected from temporary monitoring wells constructed during this investigation and from permanent monitoring wells constructed during previous investigations. Though BTEX compounds were detected in groundwater in the samples from both properties in January 1992, these compounds were not detected in the samples collected during this investigation. TPH was detected (2.3 ppm) in one water sample. There is currently no standard for TPH in water. However, polynuclear aromatic hydrocarbons (PAHs), which are constituents of diesel fuel, may be present. Groundwater samples were not analyzed for PAHs because previous tests had not indicated the presence of diesel fuel.

    Based on this assessment and the previous assessment by Kleinfelder, this Site will come under DEQ oversight for investigation and cleanup. However, it will not likely be a high priority for DEQ, and a risk assessment may eliminate the cleanup requirement.